Exhibit 99.A
ALDERWOODS GROUP, INC. INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
AS OF OCTOBER 7, 2006.
ALDERWOODS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
Expressed in thousands of dollars
except number of shares

	October 7,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$8,616	$7,455
Receivables, net of allowances	56,796	52,862
Inventories	14,583	15,784
Other	7,631	6,885

	87,626	82,986
Pre-need funeral receivables and trust investments	329,462	334,427
Pre-need cemetery receivables and trust investments	322,200	307,322
Cemetery property	117,193	116,467
Property and equipment	544,343	542,901
Insurance invested assets	322,154	294,598
Deferred income tax assets	16,563	13,057
Goodwill	296,211	295,890
Cemetery perpetual care trust investments	248,919	243,805
Other assets	42,509	42,850

	$2,327,180	$2,274,303

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$118,012	$119,734
Current maturities of long-term debt	2,185	2,435

	120,197	122,169
Long-term debt	362,282	371,040
Deferred pre-need funeral and cemetery contract revenue	70,730	91,618
Non-controlling interest in funeral and cemetery trusts	575,634	548,497
Insurance policy liabilities	302,298	266,729
Deferred income tax liabilities	12,436	10,552
Other liabilities	29,232	21,983

	1,472,809	1,432,588

Non-controlling interest in perpetual care trusts	248,980	243,962
Stockholders’ equity
Common stock, $0.01 par value, 100,000,000 shares authorized, 40,678,098 issued and outstanding (December 31, 2005—40,458,864)	407	405
Capital in excess of par value	746,799	743,126
Accumulated deficit	(166,945)	(172,405)
Accumulated other comprehensive income	25,130	26,627

	605,391	597,753

	$2,327,180	$2,274,303

See accompanying notes to the interim consolidated financial statements

ALDERWOODS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Expressed in thousands of dollars
except per share amounts and number of shares

	16 Weeks Ended		40 Weeks Ended
	October 7,	October 8,	October 7,	October 8,
	2006	2005	2006	2005
Revenue
Funeral	$139,367	$133,158	$368,020	$367,672
Cemetery	55,769	52,519	135,105	134,737
Insurance	32,287	29,105	78,559	73,036

	227,423	214,782	581,684	575,445

Costs and expenses
Funeral	113,854	116,927	296,637	301,457
Cemetery	48,226	47,202	116,665	117,026
Insurance	30,428	27,752	74,618	69,570

	192,508	191,881	487,920	488,053

	34,915	22,901	93,764	87,392
General and administrative expenses	24,831	19,192	57,388	31,539
Provision for asset impairment	588	254	588	(1,373)

	25,419	19,446	57,976	30,166

Income from operations	9,496	3,455	35,788	57,226
Interest on long-term debt (Note 3)	8,554	8,967	21,503	23,495
Other expense (income), net	(347)	(68)	(221)	(5,910)

Income (loss) before income taxes	1,289	(5,444)	14,506	39,641
Income tax expense (recovery)	486	(12,349)	7,804	5,844

Income from continuing operations	803	6,905	6,702	33,797
Loss from discontinued operations (Note 10)	—	—	—	(1,678)

Income before cumulative effect of change in accounting principle	803	6,905	6,702	32,119
Cumulative effect of change in accounting principle	—	—	(1,242)	—

Net income	$803	$6,905	$5,460	$32,119

Basic earnings per Common share:
Income from continuing operations	$0.02	$0.17	$0.16	$0.83
Loss from discontinued operations	—	—	—	(0.04)
Cumulative effect of change in accounting principle	—	—	(0.03)	—

Net income	$0.02	$0.17	$0.13	$0.79

Diluted earnings per Common share:
Income from continuing operations	$0.02	$0.16	$0.16	$0.81
Loss from discontinued operations	—	—	—	(0.04)
Cumulative effect of change in accounting principle	—	—	(0.03)	—

Net income	$0.02	$0.16	$0.13	$0.77

Basic weighted average number of shares outstanding (thousands)	40,678	40,456	40,606	40,456

Diluted weighted average number of shares outstanding (thousands)	42,789	42,051	42,575	41,721

See accompanying notes to the interim consolidated financial statements

ALDERWOODS GROUP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (unaudited)
Expressed in thousands of dollars except number of shares

			Capital		Accumulated
		Common	in Excess		Other
		Stock	of Par	Accumulated	Comprehensive
	Shares	Par Value	Value	Deficit	Income	Total
Balance at December 31, 2005	40,458,864	$405	$743,126	$(172,405)	$26,627	$597,753
Comprehensive income:
Net income				5,460		5,460
Other comprehensive income (loss):
Foreign currency translation adjustment, net of income taxes of $nil					2,927	2,927
Unrealized loss on insurance invested assets, net of tax recovery of $2,125					(4,099)	(4,099)
Less: reclassification adjustments for realized gain on insurance invested assets included in net income					(21)	(21)
Unrealized loss on derivatives, net of income taxes of $nil					400	400
Less: reclassification adjustments for realized gains on derivatives included in net income, net of income taxes of $nil					(704)	(704)

Comprehensive income						3,963
Stock-based compensation			2,664			2,664
Common stock issued:
Stock issued as compensation in lieu of cash	11,734		213			213
Stock issued under equity incentive plan	207,500	2	796			798

Balance at October 7, 2006	40,678,098	$407	$746,799	$(166,945)	$25,130	$605,391

See accompanying notes to the interim consolidated financial statements

ALDERWOODS GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
Expressed in thousands of dollars

	16 Weeks Ended		40 Weeks Ended
	October 7,	October 8,	October 7,	October 8,
	2006	2005	2006	2005
CASH PROVIDED BY (APPLIED TO)
Operations
Net income	$803	$6,905	$5,460	$32,119
Loss from discontinued operations, net of tax	—	—	—	1,678
Cumulative effect of change in accounting principle	—	—	1,242	—
Items not affecting cash
Depreciation and amortization	13,956	13,778	33,221	34,873
Amortization of debt issue costs	518	915	1,426	2,565
Stock-based compensation	1,068	—	2,664	—
Insurance policy benefit reserves	16,850	15,957	36,850	38,609
Provision for asset impairment	588	254	588	(1,373)
Gain on disposal of business assets	(448)	(165)	(1,406)	(6,068)
Deferred income taxes	(511)	(1,699)	(767)	11,050
Premium on long-term debt repurchase	—	—	—	282
Other, including net changes in other non-cash balances	(10,690)	9,903	(16,822)	3,054

Net cash provided by continuing operations	22,134	45,848	62,456	116,789
Net cash used in discontinued operations	—	—	—	(601)

	22,134	45,848	62,456	116,188

Investing
Proceeds on disposition of business assets	841	3,757	3,748	14,916
Purchase of property and equipment	(14,363)	(15,507)	(23,835)	(31,823)
Purchase of insurance invested assets	(25,059)	(24,794)	(68,694)	(90,025)
Proceeds on disposition and maturities of insurance invested assets	10,421	6,702	35,697	54,193

Net cash used in continuing operations	(28,160)	(29,842)	(53,084)	(52,739)
Net cash provided by discontinued operations	—	—	—	7,906

	(28,160)	(29,842)	(53,084)	(44,833)

Financing
Increase in long-term debt	20,900	47	20,900	5,199
Repayment of long-term debt	(14,662)	(23,111)	(29,909)	(82,320)
Issuance of Common stock	4	1,401	798	2,777

Net cash provided by (used in) continuing operations	6,242	(21,663)	(8,211)	(74,344)
Net cash used in discontinued operations	—	—	—	(57)

	6,242	(21,663)	(8,211)	(74,401)

Increase (decrease) in cash and cash equivalents	216	(5,657)	1,161	(3,046)
Cash and cash equivalents, beginning of period	8,400	11,990	7,455	9,379

Cash and cash equivalents, end of period	$8,616	$6,333	$8,616	$6,333

See accompanying notes to the interim consolidated financial statements

ALDERWOODS GROUP, INC.
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(Tabular amounts expressed in thousands of dollars except per share amounts)
NOTE 1. NATURE OF OPERATIONS
     Alderwoods Group, Inc., a Delaware corporation (“Alderwoods Group” and, together with its subsidiaries unless the context otherwise requires, the “Company”), is the second-largest operator of funeral homes and cemeteries in North America based on total revenue and number of locations. As of October 7, 2006, the Company operated 578 funeral homes, 70 cemeteries and 63 combination funeral homes and cemeteries throughout North America.
     The Company’s funeral operations encompass making funeral and cremation arrangements on an at-need or pre-need basis. The Company’s funeral operations offer a full range of funeral services, including the collection of remains, registration of death, professional embalming, use of funeral home facilities, sale of caskets and other merchandise and transportation to a place of worship, funeral chapel, cemetery or crematorium.
     The Company’s cemetery operations assist families in making burial arrangements and offer a complete line of cemetery products (including a selection of burial spaces, burial vaults, lawn crypts, caskets, memorials, niches, mausoleum crypts and other merchandise), the opening and closing of graves and cremation services.
     The Company’s insurance operations sell a variety of insurance products, primarily to fund pre-need funeral services.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of consolidation
     The interim consolidated financial statements include the accounts of the Company, its subsidiary companies and operations controlled by the Company through sales and management agreements. All subsidiaries are wholly owned, except for a few companies with small minority interests. The interim consolidated financial statements also include the accounts of the funeral trusts, cemetery merchandise and service trusts and perpetual care trusts, and several pooled investment funds created for such trusts in which the Company has a variable interest and is the primary beneficiary.
     All significant inter-entity balances and transactions have been eliminated in the interim consolidated financial statements. The interim consolidated financial statements have been prepared using the United States dollar and are presented in accordance with United States generally accepted accounting principles (“GAAP”).
     The interim consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, which in management’s opinion are necessary for a fair presentation of the financial results as of October 7, 2006, and for the 16 and 40 weeks ended October 7, 2006, and October 8, 2005. Except as indicated below with respect to the adoption of SFAS 123R, Stock-based payment, the interim consolidated financial statements have been prepared on a basis consistent with the accounting policies described in the Company’s Annual Report on Form 10-K for the 52 weeks ended December 31, 2005, as filed with the U.S. Securities and Exchange Commission (“SEC”) and should be read in conjunction therewith.
     The results of operations for interim periods are not necessarily indicative of the results that may be expected for the full fiscal year or for any other interim period.

Use of estimates
     The preparation of the interim consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the interim consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. As a result, actual amounts could significantly differ from those estimates.
Stock-based compensation plans
Director Compensation Plan
     Pursuant to the Company’s Director Compensation Plan (the “Director Compensation Plan”), each director of the Company who is not an employee of the Company or any of its subsidiaries has the option of receiving his or her annual base retainer and attendance fees in cash, Common Stock or a combination thereof. Further, each participant may elect to have Common Stock paid in the form of deferred Common Stock (“Deferred Stock”), which will be credited to a booking account in the name of the participant. The Deferred Stock is subject to a deferral period during which the participant has no right to transfer any rights under his or her Deferred Stock and has no other rights of ownership therein. The Company has reserved 100,000 shares of Common Stock for issuance as compensation in lieu of cash under the Director Compensation Plan.
Employee Stock Purchase Plan
     In 2005, the Company’s shareholders approved the adoption of a compensatory employee stock purchase plan to provide for the purchase on the open market of up to a maximum of 1,100,000 shares of Common Stock of the Company. Eligible employees may authorize payroll deductions of up to 5% of their regular base salary to purchase shares of Common Stock of the Company on the open market on a monthly basis. The Company will make a cash contribution to purchase shares of Common Stock of the Company as additional compensation to each participant equal to 50% of the employee’s contribution for that month. For the 16 weeks ended October 7, 2006, a total of 26,946 shares were purchased and distributed to employees at an average price of $19.69 per share and compensation expense of $177,000 was incurred. For the 40 weeks ended October 7, 2006, a total of 74,042 shares were purchased and distributed to employees at an average price of $18.39 per share and compensation expense of $454,000 was incurred.
2005-2007 Executive Strategic Incentive Plan
     The 2005-2007 Executive Strategic Incentive Plan, approved by the Board of Directors on July 21, 2005, is a performance based compensation plan designed to motivate and reward the senior management team for achieving shareholder value objectives. The plan provides cash awards to the senior executives based on the Company’s Common Stock reaching the threshold of an average price of $17.00 for the period from December 1, 2007 to December 31, 2007. The amount of the cash award increases the more the stock price exceeds the $17.00 threshold target price. Each participant will be assigned a percentage share of an aggregate cash award incentive pool. Achieving an average stock price of $17.00 results in an aggregate cash award of $5,600,000. Achieving an average stock price of $18.00 results in an aggregate cash award of $8,000,000. The aggregate cash award increases by $1.6 million for every $1.00 in appreciation of the average stock price beyond $18.00. In the event of a change in control of the Company, the cash awards would be calculated based upon the stock price on the date of the change in control and become payable within 30 days of the change in control.
2005 Equity Incentive Plan
     In April of 2005, the Company’s shareholders approved the 2005 Equity Incentive Plan that permits the grant of (i) options to the employees and members of the Company’s Board of Directors, with or without tandem appreciation rights, and (ii) restricted Common Stock units. A total of 1,800,000 shares of Common Stock are reserved for grant under the plan. Stock options are granted with an exercise price equal to the Common Stock’s fair market value on the date of the grant. Stock options granted to date have a 3-year vesting period and vest at a rate of 25% on the first, 25% on the second and 50% on the third anniversaries of the date of grant.
     The tandem appreciation rights entitle the employee to exchange the employee’s option right for a number of shares equal in value to the appreciated value of the options. The exchange of the option for the tandem appreciation right requires an immediate exercise of the tandem appreciation right and will cause the immediate termination of the related option right. An exchange of an option right for a tandem appreciation right may only be made when the relevant option is otherwise exercisable. Although the options granted had an exercise price equal to or greater than the market value of the underlying Common Stock on the grant date, the number of shares to be issued upon exercise is not determinable as it is dependent upon the exchange of the option for a tandem appreciation right.
     The restricted Common Stock units granted to date do not vest for the first three years following the date of grant. Thereafter, the restricted Common Stock units vest during years 3 to 10 based upon the share price of the Company’s Common Stock. After three years of service, the restricted Common Stock units vest 70% at a $17 share price, and an additional 15% at a $17.50 share price and the final 15% at an $18 share price. Once granted, the restricted Common Stock units are not included in total shares outstanding and are not included in the weighted average number of common shares outstanding in each period used to calculate basic earnings per share until vested.
2002 Equity Incentive Plan
     On January 2, 2002 the Company implemented the 2002 Equity Incentive Plan that permits the grants of stock options to the employees and members of the Company’s Board of Directors. A total of 4,500,000 shares of Common Stock are reserved for grant under the plan. Stock options are granted with an exercise price equal to the stock’s fair market value at the date of grant. Except in certain cases, stock options have a 3-year vesting period and vest at a rate of 25% on the first, 25% on the second and 50% on the third anniversaries of the date of grant.
Equity incentive plans and change in accounting policy
     Prior to January 1, 2006, the Company accounted for employee stock-based awards under the intrinsic value method, which followed the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Effective January 1, 2006, the

Company adopted Statement of Financial Accounting Standard No. 123R, “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires measurement of compensation cost for employee stock-based awards based upon fair value over the requisite service period for awards expected to vest. Furthermore, under SFAS 123R, liability based awards are recorded at fair value through to their settlement date.
     Pursuant to the provisions of SFAS 123R, the Company applied the modified-prospective transition method. Under this method, the fair value provisions of SFAS 123R are applied to new employee share-based payment awards granted or awards modified, repurchased or cancelled after December 31, 2005. Measurement and attribution of compensation cost for unvested awards at December 31, 2005, granted prior to the adoption of SFAS 123R, are recognized based upon the provisions of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), after adjustment for estimated forfeitures. Accordingly, SFAS 123R no longer permits pro-forma disclosure for income statement periods after December 31, 2005 and compensation expense will be recognized for all share-based payments earned after December 31, 2005 based on grant-date fair value.
     The fair value of restricted stock units and the fair value of stock options are determined using the Black-Scholes valuation model, which is consistent with the valuation techniques previously utilized for options in the footnote disclosures required under SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. The Company recorded stock-based compensation expense for equity incentive plans of $1,068,000 and $2,664,000 for the 16 and 40 weeks ended October 7, 2006, respectively. This resulted in an adjustment to operating cash flows of $1,068,000 and $2,664,000 in the 16 and 40 weeks ended October 7, 2006, respectively. The tax benefit associated with compensation expense for the 12 weeks and 40 weeks ended October 7, 2006 is not significant and no option value has been capitalized.
Executive strategic incentive plan
     Prior to the implementation of SFAS 123R, no compensation expense was recorded in the 52 weeks ended December 31, 2005 as the stock price at December 31, 2005 was less than the threshold target price for the Executive Strategic Incentive Plan.
     With the adoption of SFAS 123R, this incentive plan is classified as a liability based award resulting in the measurement of the estimated fair value at each reporting date, until December 31, 2007 when the actual liability is determined and the award is settled. The Company records an expense equal to the portion of the fair value relative to the vesting term of the plan. The Company determines the fair value using a Monte Carlo model. This model uses term-to-expiry and stock price assumptions as at the measurement date, together with expected volatility, risk-free interest rate and dividend yield assumptions consistent with the valuation of the Company’s stock options. The adoption of SFAS 123R resulted in a cumulative effect of change in accounting principle of $1,242,000, which reflects the estimated accrued liability as of January 1, 2006 (fair value of $6,624,000, based on a stock price of $15.87), the adoption date of SFAS 123R. Compensation expense of $1,394,000 and $4,358,000 in the 16 weeks and 40 weeks ended October 7, 2006, respectively, reflects the estimated accrued liability as of October 7, 2006 of $5,600,000 (fair value of $11,200,000, based on a stock price of $19.91).

Pro-forma disclosure
     As a result of the adoption of SFAS 123R, for the 16 weeks ended October 7, 2006, income from continuing operations before income taxes was reduced by $2,462,000, income from continuing operations was reduced by $2,245,000, and net income was reduced by $2,245,000. For the 40 weeks ended October 7, 2006, income from continuing operations before income tax was reduced by $7,022,000, income from continuing operations was reduced by $6,781,000, and net income was reduced by $8,023,000. Basic and diluted earnings per share were reduced by $0.06 and $0.19 for both the 16 and 40 weeks ended October 7, 2006, respectively.
     As the Company adopted the modified prospective-transition method of SFAS 123R, results for the 16 and 40 weeks ended October 8, 2005 have not been restated. If prior to December 31, 2005, the Company had elected to recognize compensation expense for its stock option plans, based on the fair value of the awards at the grant dates in accordance with SFAS 123, net income and basic and diluted earnings per share would have changed for the 16 and 40 weeks ended October 8, 2005 to the following pro-forma amounts:

	16 weeks ended	40 weeks ended
	October 8,	October 8,
	2005	2005
Net income, as reported	$6,905	$32,119
Total stock-based employee compensation expense determined under fair value-based method, net of tax	(873)	(1,821)

Pro forma net income	$6,032	$30,298

Net income per Common share:
Basic, as reported	$0.17	$0.79
Basic, pro forma	0.15	0.75
Diluted, as reported	0.16	0.77
Diluted, pro forma	0.14	0.73
     The following is a summary of the total number of outstanding stock options and restricted Common Stock units under both plans:

			Outstanding Non vested
	Outstanding	Weighted Average	Restricted Common	Weighted Average
	Options	Exercise Price	Stock Units	Exercise Price
		(dollars per		(dollars per
	(thousands)	Common share)	(thousands)	Common share)
Balance at December 31, 2005	5,031	$10.75	237	$15.99
Granted	—	—	—	—
Exercised	(207)	3.81	—	—
Cancelled	(19)	13.36	(5)	15.99

Balance at October 7, 2006	4,805	$11.03	232	$15.99

     The following table summarizes information about stock options outstanding at October 7, 2006:

		Weighted-Average
Range of Exercise	Number	Remaining	Weighted-Average		Weighted-Average
Prices	Outstanding	Contractual Life	Exercise Price	Number Exercisable	Exercise Price
(dollars per Common			(dollars per		(dollars per
share)	(thousands)	(in years)	Common share)	(thousands)	Common share)
$3.65 – $5.96	719	6.47	$3.65	719	$3.65
$5.97 – $7.59	1,030	5.72	7.47	1,030	7.47
$7.60 – $13.23	2,035	5.80	12.95	1,826	13.12
$13.24 – $15.99	1,021	8.81	15.99	255	15.99

	4,805	6.52	11.03	3,830	10.01

     As of October 7, 2006, the aggregate intrinsic value for stock options outstanding and exercisable was $42,650,000 and $37,899,000, respectively.
     For the 40 weeks ended October 7, 2006, cash received from the exercise of stock options was $790,000. As of October 7, 2006, the unrecognized compensation expense related to stock options totaling $7,753,000 is expected to be recognized over a weighted average period of 1.1 years.
     Other information pertaining to option activity is as follows:

	16 weeks ended		40 weeks ended
	October 7,	October 8,	October 7,	October 8,
	2006	2005	2006	2005
Total fair value of stock options vested	$1,088	$974	$2,865	$2,183
Total intrinsic value of stock options exercised	—	2,919	3,202	3,627
     The fair value of stock options used to compute the pro forma net income and income per Common share disclosures was calculated as of the grant date. To calculate fair value, the Company used the Black-Scholes option-pricing model with the following assumptions:

	16 weeks ended		40 weeks ended
	October 7,	October 8,	October 7,	October 8,
Weighted-average assumptions	2006	2005	2006	2005
Dividend yield	n/a	0.0%	n/a	0.0%
Expected volatility	n/a	45.0%	n/a	45.0%
Risk-free interest rate	n/a	3.64%	n/a	3.64%
Expected option life in years	n/a	5.0	n/a	5.0
Weighted average grant date fair value	n/a	$6.70	n/a	$6.70
     During the 40 weeks ended October 7, 2006, the Company did not issue stock options.
     The Company uses the Black-Scholes option-pricing model for estimating the fair value of its stock options. The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions, including the expected price volatility and option life. The expected option life is based on the Predecessor’s historical experience as well as the vesting periods and terms of the stock options. The Company uses expected volatility rates, which are based on a combination of the Company’s historical volatility rates, plus the historical volatility rates of other companies in the death care industry, trended into future years. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s stock options.
Comparability
     Certain comparative amounts have been reclassified to conform to the presentation adopted in the current year.
NOTE 3. LONG-TERM DEBT
     Long-term debt consists of the following:

	October 7,	December 31,
	2006	2005
Revolving credit facility (a)	$7,000	$4,000
Senior secured term loan B due in 2009 (a)(b)	151,683	161,683
7.75% Senior unsecured notes due in 2012 (c)	200,000	200,000
Promissory notes and capitalized obligations, certain of which are secured by assets of certain subsidiaries	5,784	7,792

	364,467	373,475
Less, current maturities of long-term debt	2,185	2,435

	$362,282	$371,040

(a)	In 2003, the Company entered into a senior secured facility (the “Credit Agreement”), which after subsequent amendments, includes a $368,000,000 Senior Secured Term Loan B due September 29, 2009 (the “Term Loan B”) and a $75,000,000 revolving credit facility (the “Revolving Credit Facility”), of which $35,000,000 is available in the form of letters of credit.

The Revolving Credit Facility is intended to be used primarily to fund the Company’s working capital requirements. The Revolving Credit Facility bears interest at a rate per annum in accordance with graduated pricing based upon the Company’s consolidated leverage ratio, and the Company has the option to elect an interest rate equal to either (i) a base rate (8.25% at October 7, 2006), plus 1.75% (based upon the Company’s consolidated leverage ratio at October 7, 2006), or (ii) LIBOR (5.37% for the three-month LIBOR at October 7, 2006), plus 2.75% (based upon the Company’s consolidated leverage ratio at October 7, 2006). An annual fee of 0.50% is charged on the unused portion of the Revolving Credit Facility. The Revolving Credit Facility matures on September 29, 2008.

Material covenants in the Credit Agreement include a requirement to maintain a minimum interest coverage ratio and fixed charge coverage ratio, a requirement not to exceed a maximum leverage ratio, an annual maximum on capital expenditures and cemetery development, and specified maximum amounts for capital lease obligations, indebtedness, acquisitions, certain investments, and sales of accounts receivable. Outstanding principal amounts and interest accrued and unpaid may, at the election of the requisite lenders, become immediately due and payable and further commitments by the lenders to make loans may, at the election of the requisite lenders, be terminated upon the occurrence of events of default specified in the Credit Agreement. As of October 7, 2006, the Company was in compliance with all covenants and was not in breach of any provision of the Credit Agreement that would cause an event of default to occur. The Credit Agreement is secured by specified real property, and substantially all personal property of Alderwoods Group and specified subsidiaries.

As of October 7, 2006, the amount available under the Revolving Credit Facility was $75,000,000, reduced by $18,930,000 in outstanding letters of credit.

(b)	The Term Loan B provides the Company with an option to elect an interest rate equal to either (i) a base rate (8.25% at October 7, 2006), plus 1.00%, or (ii) LIBOR (5.37% for the three-month LIBOR at October 7, 2006), plus 2.00%. The weighted average rate of interest was 7.45% at October 7, 2006. The Term Loan B is repayable in quarterly principal installments from October 7, 2006, to June 13, 2009 (subject to reduction for prepayments) of 0.25% of the aggregate principal amount of the Term Loan B outstanding as of December 3, 2004, with a lump sum payment of the then-outstanding amount on the maturity date. The Company has prepaid the required quarterly principal installments up to and including the third quarter of its 2007 fiscal year.

(c)	On August 19, 2004, the Company issued the 7.75% Senior Unsecured Notes, due in 2012 (the “Eight-Year Senior Unsecured Notes”). Interest accrues at an annual rate of 7.75% and is payable semi-annually on March 15 and September 15 or, if such day is not a business day, the next succeeding business day. At any time prior to September 15, 2007, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Eight-Year Senior Unsecured Notes at a redemption price of 107.75% of the stated principal amount, plus accrued and unpaid interest and Liquidated Damages (as defined in the indenture governing the Eight-Year Senior Unsecured Notes), if any, with net cash proceeds from specified equity offerings, provided at least 65% of the aggregate principal amount of the Eight-Year Senior Unsecured Notes remains outstanding and the redemption occurs within 90 days of the date of the closing of the specified equity offering. On or after September 15, 2008, the Company may, at its option, redeem all or part of the Eight-Year Senior Unsecured Notes at the redemption prices (expressed as percentages of the stated principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

Year	Percentage
2008	103.875
2009	101.938
2010 and thereafter	100.000
     The Credit Agreement and the Eight-Year Senior Unsecured Notes are guaranteed by substantially all of Alderwoods Group’s wholly-owned U.S. subsidiaries, other than Alderwoods Group’s insurance subsidiaries and other specified excluded subsidiaries. Alderwoods Group, the parent company, has no independent assets or operations, and the guarantees of its guarantor subsidiaries are full and unconditional, and joint and several.
     In certain change of control situations, Alderwoods Group may be required to make an offer to purchase the then-outstanding Eight-Year Senior Unsecured Notes at a price equal to 101% of their stated principal amount, plus accrued and unpaid interest to the applicable repurchase date and Liquidated Damages, if any.
     The Credit Agreement and the indenture governing the Eight-Year Senior Unsecured Notes restrict the Company’s ability to engage in asset sales. The Credit Agreement and the indenture governing the Eight-Year Senior Unsecured Notes prohibit dispositions of assets unless the assets disposed of fulfill the requirements of specified exceptions. The indenture governing the Eight-Year Senior Unsecured Notes excepts, among other exceptions, assets with a fair market value less than $5,000,000. One specified exception contained in the Credit Agreement is dispositions of any of a group of identified “discontinued assets”; another is dispositions of assets not exceeding $35,000,000 book value in the aggregate over the life of the Credit Agreement, provided that (i) the consideration received is at least equal to fair market value and (ii) not less than 75% of the consideration is paid in cash or cash equivalents. Within 270 days of the receipt of net proceeds from any such asset sale, the Company has the ability to apply such net proceeds at its option (or as otherwise required) to invest in non-current operating assets (or enter into agreements for such investment which agreements are consummated within 360 days of such receipt of asset sale proceeds). Up to $10,000,000 of such net proceeds in any fiscal year (but not in excess of $40,000,000 in the aggregate over the term of the Credit Agreement) may be applied to make capital expenditures. To the extent the Company receives net proceeds in excess of additional specified thresholds and such excess is not applied to invest in non-current operating assets or make capital expenditures as described in the two immediately preceding sentences, the Company must make mandatory repayments under the Credit Agreement and, after all indebtedness under the Credit Agreement has been repaid, offer to purchase the Eight-Year Senior Unsecured Notes at a purchase price equal to 100.00% of the stated principal amount, plus accrued and unpaid interest and Liquidated Damages, if any.
     Covenants in the Credit Agreement and the indenture governing the Eight-Year Senior Unsecured Notes restrict, and under specified circumstances prohibit, the payment of dividends by the Company.
NOTE 4. LEGAL CONTINGENCIES
     Funeral Consumers Alliance, Inc. et al v. Alderwoods Group, Inc. et al was filed in the United States District Court for the Northern District of California in April, 2005. This case has been transferred to the United States District Court for the Southern District of Texas, Case No. CV3394. To date, six separate class action lawsuits, including Francis H. Rocha v. Alderwoods Group, Inc. et al, Marcia Berger v. Alderwoods Group, Inc. et al, Maria Magsarili and Tony Magsarili v. Alderwoods Group, Inc. et al, Caren Speizer v. Alderwoods Group, Inc. et al, and Frank Moroz v. Alderwoods Group, Inc. et al, have been consolidated into this case (“Funeral Consumer Case”). Two other cases, also transferred to the United States District Court for the Southern District of Texas, Pioneer Valley Casket Co. v. Alderwoods Group, Inc. et al (“Pioneer Valley”) and Ralph Fancher et al v. Alderwoods Group, Inc. et al (“Fancher”), were consolidated into the Funeral Consumer Case for purposes of discovery only. On June 13, 2006, the United States District Court for the Southern District of Texas granted Fancher’s Notice of Voluntary Dismissal, with permission to refile its case at another time. The only two remaining cases, therefore, are the Funeral Consumer Case and Pioneer Valley.
     The Funeral Consumer Case is a purported class action on behalf of casket consumers throughout the United States. Pioneer Valley is a purported class action on behalf of independent casket distributors throughout the United States. Both class suits name as defendants the Company and three other public companies involved in the funeral or casket industry. The Funeral Consumer Case and Pioneer Valley allege that defendants violated federal and state antitrust laws by engaging in anticompetitive practices with respect to the sale and pricing of caskets. Both cases seek injunctions, unspecified amounts of monetary damages, and treble damages. Plaintiffs in these cases have yet to provide any meaningful information regarding their alleged damages. As a result, the Company cannot quantify its ultimate liability, if any, for the payment of damages. The Company believes plaintiffs’ claims are without merit and intends to vigorously defend itself in these actions.
     In addition to the funeral and casket antitrust lawsuits, the Company has received a Civil Investigative Demand, dated August 4, 2005, from the Attorney General of Maryland on behalf of itself and other undisclosed state attorneys general, who have commenced an investigation of alleged anticompetitive practices in the funeral industry. The Company has received similar Civil Investigative Demands from the Attorneys General of Florida and Connecticut.
     Richard Sanchez et al v. Alderwoods Group, Inc. et al was filed in February 2005 in the Superior Court of the State of California, for the County of Los Angeles, Central District; Case No.BC328962. Plaintiffs seek to certify a nationwide class on behalf of all consumers who purchased funeral goods and services from the Company. Plaintiffs allege in essence that the Federal Trade Commission’s Funeral Rule requires the Company to disclose its markups on all items obtained from third-parties in connection with funeral service contracts. Plaintiffs allege further that the Company has failed to make such disclosures. Plaintiffs seek to recover an unspecified amount of monetary damages, attorney’s fees, costs and unspecified “injunctive and declaratory relief.” The Company believes that plaintiffs’ claims are without merit and intends to vigorously defend itself in this action.
     On July 7, 2005, the Federal Trade Commission (the “FTC”) issued a letter advisory opinion regarding the lawful construction of the term “cash advance item” as used in the Funeral Rule. The FTC opined with regard to a similar lawsuit in Texas state court: “The Commission believes that the court is incorrect in ruling that all goods or services purchased from a third-party vendor are cash advance items. This interpretation sweeps far too broadly, potentially bringing within its scope every component good or service that comprises a funeral. This was not and is not the Commission’s intention in the “cash advance” provisions of the Rule. In our opinion, the term “cash advance item” in the Rule applies only to those items that the funeral provider represents expressly to be “cash advance items” or represents by implication to be procured on behalf of a particular customer and provided to that customer at the same price the funeral provider paid for them.” The FTC sets forth its analysis in the remainder of the letter. The Company has learned that a number of plaintiffs to these actions along with the Funeral Consumers Alliance have filed a petition against the FTC in the District of Columbia Circuit Court asking the Court to overturn the FTC’s July 7, 2005 Advisory Opinion.
     A motion for summary judgment against plaintiffs on behalf of a related defendant was heard on August 14, 2006. After taking the matter under submission, the court ruled in favor of the defendant in a manner consistent with the Company’s historical practice and its interpretation of the Funeral Rule. Plaintiffs have until December 12, 2006 to appeal the judgement. The Court’s ruling will become the law of the case and should dictate whether identical actions against the Company are dismissed.
     Reyvis Garcia and Alicia Garcia v. Alderwoods Group, Inc., Osiris Holding of Florida, Inc, a Florida corporation, d/b/a Graceland Memorial Park South, f/k/a Paradise Memorial Gardens, Inc., was filed in December 2004, in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, Case No.: 04-25646 CA 32. Plaintiffs are the son and sister of the decedent, Eloisa Garcia, who was buried at Graceland Memorial Park South in March 1986, when the cemetery was owned by Paradise Memorial Gardens, Inc. Initially, the suit sought damages on the individual claims of the Plaintiffs relating to the burial of Eloisa Garcia. Plaintiffs claimed that due to poor record keeping, spacing issues and maps, and the fact that the family could not afford to purchase a marker for the grave, the burial location of the decedent could not be located. In July, 2006, Plaintiffs amended their Complaint, seeking to certify a class of all persons buried at this cemetery whose burial sites cannot be located, claiming that this is due to poor record keeping, maps and surveys at the cemetery. The Plaintiffs are seeking unspecified monetary damages, as well as equitable and injunctive relief. The Company believes that the Plaintiffs’ individual claims are without merit. No class has been certified in this matter and the Company believes that there is no basis for a class action. The Company intends to vigorously defend itself in this action.
     The ultimate outcome of the litigation matters described above cannot be determined at this time. An adverse decision in one or more of such matters could have a material adverse effect on the Company, its financial condition, results of operation and cash flows. However, the Company intends to aggressively defend the lawsuits.
     In addition, The Company is party to other legal proceedings in the ordinary course of business, and believes it has made adequate provision for estimated potential liabilities. The Company does not expect the outcome of these proceedings, individually or in the aggregate, to have a material adverse effect on its financial position, results of operations or liquidity.
NOTE 5. SUPPLEMENTARY STATEMENTS OF CASH FLOWS DISCLOSURE
     Supplemental disclosures related to the statement of cash flows consist of the following:

	16 weeks ended		40 weeks ended
	October 7,	October 8,	October 7,	October 8,
	2006	2005	2006	2005
Decrease (increase) in assets:
Receivables, net of allowances
Trade	$915	$5,354	$5,489	$16,837
Other	(6,480)	7,768	(8,975)	(6,618)
Inventories	679	1,023	1,036	769
Prepaid expenses	189	(681)	(1,098)	16,468
Cemetery property	(4,170)	(2,960)	(7,604)	(7,036)
Other assets	(597)	(2,552)	(2,890)	(6,100)

	16 weeks ended		40 weeks ended
	October 7,	October 8,	October 7,	October 8,
	2006	2005	2006	2005
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	5,189	(9,064)	1,333	(19,566)
Net effect of pre-need receivables and deferred revenue	(7,097)	9,377	(3,809)	12,310
Other liabilities	797	(17)	6,051	(2,909)
Insurance policy liabilities	(254)	1,077	(1,282)	1,844
Other changes in non-cash balances	139	578	(5073)	(2,945)

	$(10,690)	$9,903	$(16,822)	$3,054

Supplemental information:
Interest paid	$12,177	$11,567	$24,677	$26,431
Income taxes paid, net of refunds	2,908	806	2,258	2,937
Bad debt expense	655	1,138	2,124	2,304
Stock issued as compensation in lieu of cash	61	42	213	106
Non-cash investing and financing activities:
Restricted cash investing and financing activities:
Purchases of funeral, cemetery, and perpetual care trust investments	$61,951	$145,441	$224,552	$501,874
Proceeds on disposition and maturities of funeral, cemetery, and perpetual care trust investments	63,116	125,693	205,452	538,809
Increase in non-controlling interests in funeral, cemetery and perpetual care trusts	17,125	15,222	65,903	38,568
Decrease in non-controlling interests in funeral, cemetery and perpetual care trusts upon fulfillment of pre-need contracts	15,956	28,760	44,539	65,171
NOTE 6. SUPPLEMENTARY FINANCIAL INFORMATION
     A summary of certain balance sheet accounts is as follows:

	October 7,	December 31,
	2006	2005
Receivables, net of allowances:
Customer receivables	$46,592	$50,459
Allowance for doubtful accounts	(11,948)	(10,320)
Other	22,152	12,723

	$56,796	$52,862

	October 7,	December 31,
	2006	2005
Pre-need funeral receivables and trust investments:
Customer receivables	$39,764	$38,438
Allowance for contract cancellations and refunds	(14,193)	(15,988)
Funeral trust investments	295,071	282,084
Amounts receivable from funeral trusts	8,820	29,893

	$329,462	$334,427

Pre-need cemetery receivables and trust investments:
Customer receivables	$62,774	$61,749
Unearned finance income	(6,394)	(6,232)
Allowance for contract cancellations and refunds	(16,428)	(15,648)
Cemetery merchandise and service trust investments	282,248	267,453

	$322,200	$307,322

Cemetery property:
Developed land and lawn crypts	$40,078	$38,368
Undeveloped land	31,448	31,243
Mausoleums	45,667	46,856

	$117,193	$116,467

Property and equipment:
Land	$162,799	$162,287
Buildings and improvements	401,173	386,068
Automobiles	9,541	10,652
Furniture, fixtures and equipment	76,835	69,570
Computer hardware and software	31,645	29,061
Accumulated depreciation and amortization	(137,650)	(114,737)

	$544,343	$542,901

Other assets:
Intangible assets	$20,856	$18,741
Deferred finance costs	23,294	23,359
Accumulated amortization	(16,684)	(15,258)
Notes receivable	2,765	3,016
Other	12,278	12,992

	$42,509	$42,850

	October 7,	December 31,
	2006	2005
Accounts payable and accrued liabilities:
Bank overdraft	$4,977	$7,191
Trade payables	25,454	13,634
Interest	1,494	5,169
Accrued liabilities	14,099	21,629
Accrued insurance	21,382	21,261
Accrued taxes	38,353	32,199
Other	12,253	18,651

	$118,012	$119,734

Deferred pre-need contract revenue:
Funeral	$58,694	$72,087
Cemetery	12,036	19,531

	$70,730	$91,618

Other liabilities:
Perpetual care liability	$8,539	$7,860
Deferred compensation	15,787	9,929
Other	4,906	4,194

	$29,232	$21,983

NOTE 7. SEGMENT REPORTING
     The Company’s reportable segments are comprised of the three businesses it operates, each of which offers different products and services: funeral homes, cemeteries and insurance. There has been no change in the basis of this segmentation, accounting policies of the segments or the basis of measurement of segment profit or loss from that disclosed in the Company’s Annual Report on Form 10-K for the 52 weeks ended December 31, 2005, as filed with the SEC.
     The Company sells primarily to external customers, though any inter-segment sales or transfers occur at market price. The Company evaluates performance based on income from operations of the respective businesses.

	Funeral	Cemetery	Insurance	Other	Consolidated
For the 16 weeks ended:

Revenue earned from external sales:
October 7, 2006	$139,367	$55,769	$32,287	$—	$227,423
October 8, 2005	$133,158	$52,519	$29,105	$—	$214,782

Income from operations:
October 7, 2006	$24,947	$7,521	$1,859	$(24,831)	$9,496
October 8, 2005	$15,980	$5,314	$1,353	$(19,192)	$3,455

	Funeral	Cemetery	Insurance	Other	Consolidated
Depreciation and amortization:
October 7, 2006	$7,844	$4,568	$37	$1,507	$13,956
October 8, 2005	$7,718	$4,597	$54	$1,409	$13,778

Purchase of property and equipment:
October 7, 2006	$13,809	$921	$14	$(381)	$14,363
October 8, 2005	$11,012	$1,603	$12	$2,880	$15,507

Development of cemetery property:
October 7, 2006	$—	$2,483	$—	$—	$2,483
October 8, 2005	$—	$568	$—	$—	$568

For the 40 weeks ended:

Revenue earned from external sales:
October 7, 2006	$368,020	$135,105	$78,559	$—	$581,684
October 8, 2005	$367,672	$134,737	$73,036	$—	$575,445

Income from operations:
October 7, 2006	$70,816	$18,419	$3,941	$(57,388)	$35,788
October 8, 2005	$66,233	$19,066	$3,466	$(31,539)	$57,226

Depreciation and amortization:
October 7, 2006	$19,545	$10,521	$88	$3,067	$33,221
October 8, 2005	$19,154	$11,852	$120	$3,747	$34,873

Purchase of property and equipment:
October 7, 2006	$17,358	$4,956	$53	$1,468	$23,835
October 8, 2005	$18,333	$3,546	$86	$9,858	$31,823

Development of cemetery property:
October 7, 2006	$—	$5,517	$—	$—	$5,517
October 8, 2005	$—	$2,250	$—	$—	$2,250

Total assets at:
October 7, 2006	$1,111,360	$825,114	$359,824	$30,882	$2,327,180
December 31, 2005	$1,107,916	$807,673	$326,160	$32,554	$2,274,303

Goodwill at:
October 7, 2006	$296,211	$—	$—	$—	$296,211
December 31, 2005	$295,890	$—	$—	$—	$295,890

     The following table reconciles earnings from operations of reportable segments to total income and identifies the components of “Other” segment earnings from operations:

	16 weeks ended		40 weeks ended
	October 7,	October 8,	October 7,	October 8,
	2006	2005	2006	2005
Earnings from operations of funeral, cemetery and insurance segments	$34,327	$22,647	$93,176	$88,765
Other expenses of operations:
General and administrative expenses	(24,831)	(19,192)	(57,388)	(31,539)

Income from operations	$9,496	$3,455	$35,788	$57,226

NOTE 8. CONDENSED CONSOLIDATING GUARANTOR FINANCIAL INFORMATION
     The following presents the condensed consolidating guarantor financial information as of October 7, 2006 and December 31, 2005 and for the 16 and 40 weeks ended October 7, 2006 and October 8, 2005 for the direct and indirect domestic subsidiaries of the Company that serve as guarantors of the 7.75% Senior Unsecured Notes due in 2012, and the Company’s subsidiaries that do not serve as guarantors. Non-guarantor subsidiaries include the Canadian and Puerto Rican subsidiaries, insurance subsidiaries and certain domestic subsidiaries that are prohibited by law from guaranteeing the 7.75% Senior Unsecured Notes due in 2012.
Condensed Consolidating Balance Sheets (unaudited)

	October 7, 2006
	Parent			Consolidating	Consolidated
	Company	Guarantors	Non-Guarantors	Adjustments	Totals
ASSETS
Cash and cash equivalents	$—	$5,924	$2,682	$—	$8,616
Other current assets	—	65,812	13,198	—	79,010
Pre-need funeral receivables and trust investments	—	251,387	298,708	(220,633)	329,462
Pre-need cemetery receivables and trust investments	—	298,949	288,679	(265,428)	322,200
Cemetery property and property and equipment	—	552,086	109,450	—	661,536
Insurance invested assets	—	—	322,154	—	322,154
Goodwill	—	240,526	55,685	—	296,211
Investment in subsidiaries	1,122,014	(93,281)	—	(1,028,733)	—
Cemetery perpetual care trust investment	—	—	248,919	—	248,919
Other assets	6,609	16,171	36,292	—	59,072

Total assets	$1,128,623	$1,337,574	$1,375,777	$(1,514,794)	$2,327,180

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current liabilities	$38,713	$68,936	$10,363	$—	$118,012
Current maturities of long-term debt	—	2,162	23	—	2,185
Inter-company, net of investments in and advances to affiliates	125,867	(309,094)	183,226	—	—
Long-term debt	358,683	3,599	—	—	362,282
Deferred pre-need funeral and cemetery contract revenue and non-controlling interest in funeral and cemetery trusts	—	532,720	599,704	(486,060)	646,364
Insurance policy liabilities	—	—	302,298	—	302,298
Other liabilities	19	21,940	19,709	—	41,668
Non-controlling interest in perpetual care trusts	—	—	248,980	—	248,980
Stockholders’ equity	605,341	1,017,311	11,474	(1,028,734)	605,391

Total liabilities and stockholders’ equity	$1,128,623	$1,337,574	$1,375,777	$(1,514,794)	$2,327,180

Condensed Consolidating Balance Sheets

	December 31, 2005
	Parent			Consolidating	Consolidated
	Company	Guarantors	Non-Guarantors	Adjustments	Totals
ASSETS
Cash and cash equivalents	$—	$4,034	$3,421	$—	$7,455
Other current assets	1,964	60,070	13,497	—	75,531
Pre-need funeral receivables and trust investments	—	260,915	285,617	(212,105)	334,427
Pre-need cemetery receivables and trust investments	—	287,522	273,732	(253,932)	307,322
Cemetery property and property and equipment	—	549,860	109,508	—	659,368
Insurance invested assets	—	—	294,598	—	294,598
Goodwill	—	247,160	48,730	—	295,890
Investment in subsidiaries	1,075,366	(91,898)	—	(983,468)	—
Cemetery perpetual care trust investment	—	464	243,341	—	243,805
Other assets	8,101	17,367	30,439	—	55,907

Total assets	$1,085,431	$1,335,494	$1,302,883	$(1,449,505)	$2,274,303

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current liabilities	$39,333	$73,597	$6,804	$—	$119,734
Current maturities of long-term debt	—	2,412	23	—	2,435
Intercompany, net of investments in and advances to affiliates	82,643	(260,549)	177,906	—	—
Long-term debt	365,683	5,357	—	—	371,040
Deferred pre-need funeral and cemetery contract revenue and non-controlling interest in funeral and cemetery trusts	—	533,061	573,091	(466,037)	640,115
Insurance policy liabilities	—	—	266,729	—	266,729
Other liabilities	19	20,040	12,476	—	32,535
Non-controlling interest in perpetual care trusts	—	—	243,962	—	243,962
Stockholders’ equity	597,753	961,576	21,892	(983,468)	597,753

Total liabilities and stockholders’ equity	$1,085,431	$1,335,494	$1,302,883	$(1,449,505)	$2,274,303

Condensed Consolidating Statement of Operations (unaudited)

	16 weeks ended October 7, 2006
	Parent			Consolidating	Consolidated
	Company	Guarantors	Non-Guarantors	Adjustments	Totals
Revenues	$—	$166,497	$60,926	$—	$227,423
Costs and expenses	—	138,262	54,246	—	192,508
General and administrative expenses	3,878	2,544	18,409	—	24,831
Provision for asset impairment	—	573	15	—	588

Income (loss) from operations	(3,878)	25,118	(11,744)	—	9,496
Interest on long-term debt	8,779	(183)	(42)	—	8,554
Intercompany charges	6,206	6,979	(13,185)	—	—
Other expense (income), net	—	(611)	264	—	(347)

Income (loss) before income taxes	(18,863)	18,933	1,219	—	1,289
Income taxes	—	677	(191)	—	486

Income (loss) from continuing operations	(18,863)	18,256	1,410	—	803

Equity in subsidiaries	48,189	(1,705)	—	(46,484)	—

Income before cumulative effect of change in accounting principle	29,326	16,551	1,410	(46,484)	803

Net income	$29,326	$16,551	$1,410	$(46,484)	$803

Condensed Consolidating Statement of Operations (unaudited)

	16 weeks ended October 8, 2005
	Parent			Consolidating	Consolidated
	Company	Guarantors	Non-Guarantors	Adjustments	Totals
Revenues	$—	$160,248	$54,534	$—	$214,782
Costs and expenses	—	142,139	49,742	—	191,881
General and administrative expenses	—	530	18,662	—	19,192
Provision for asset impairment	—	556	(302)	—	254

Income (loss) from operations	—	17,023	(13,568)	—	3,455
Interest on long-term debt	8,841	197	(71)	—	8,967
Intercompany charges	6,803	14,551	(21,354)	—	—
Other expense (income), net	—	(227)	159	—	(68)

Income (loss) before income taxes	(15,644)	2,502	7,698	—	(5,444)
Income taxes	663	4,212	(10,921)	(6,303)	(12,349)

Income (loss) from continuing operations	(16,307)	(1,710)	18,619	6,303	6,905

Equity in subsidiaries	23,212	(425)	—	(22,787)	—

Income (loss) before cumulative effect of change in accounting principle	6,905	(2,135)	18,619	(16,484)	6,905

Net income (loss)	$6,905	$(2,135)	$18,619	$(16,484)	$6,905

Condensed Consolidating Statement of Operations (unaudited)

	40 weeks ended October 7, 2006
	Parent			Consolidating	Consolidated
	Company	Guarantors	Non-Guarantors	Adjustments	Totals
Revenues	$—	$430,495	$151,189	$—	$581,684
Costs and expenses	—	353,175	134,745	—	487,920
General and administrative expenses	6,515	4,817	46,056	—	57,388
Provision for asset impairment	—	573	15	—	588

Income (loss) from operations	(6,515)	71,930	(29,627)	—	35,788
Interest on long-term debt	21,736	(68)	(165)	—	21,503
Intercompany charges	14,485	19,933	(34,418)	—	—
Other expense (income), net	—	(701)	480	—	(221)

Income (loss) before income taxes	(42,736)	52,766	4,476	—	14,506
Income taxes	(7)	5,941	1,870	—	7,804

Income (loss) from continuing operations	(42,729)	46,825	2,606	—	6,702

Equity in subsidiaries	48,139	(1,744)	—	(46,395)	—

Income before cumulative effect of change in accounting principle	5,410	45,081	2,606	(46,395)	6,702
Cumulative effect of change in accounting principle	—	—	(1,242)	—	(1,242)

Net income	$5,410	$45,081	$1,364	$(46,395)	$5,460

Condensed Consolidating Statement of Operations (unaudited)

	40 weeks ended October 8, 2005
	Parent			Consolidating	Consolidated
	Company	Guarantors	Non-Guarantors	Adjustments	Totals
Revenues	$—	$434,774	$140,671	$—	$575,445
Costs and expenses	—	361,680	126,373	—	488,053
General and administrative expenses	(262)	(13,591)	45,392	—	31,539
Provision for asset impairment	—	(1,050)	(323)	—	(1,373)

Income (loss) from operations	262	87,735	(30,771)	—	57,226
Interest on long-term debt	22,948	600	(53)	—	23,495
Inter company charges	11,952	25,304	(37,256)	—	—
Other expense (income), net	—	(6,350)	440	—	(5,910)

Income (loss) before income taxes	(34,638)	68,181	6,098	—	39,641
Income taxes	—	50,850	(9,409)	(35,597)	5,844

Income (loss) from continuing operations	(34,638)	17,331	15,507	35,597	33,797

Equity in subsidiaries	66,757	(1,234)	—	(65,523)	—
Loss from discontinued operations	—	(1,245)	(433)	—	(1,678)

Income before cumulative effect of change in accounting principle	32,119	14,852	15,074	(29,926)	32,119
Cumulative effect of change in accounting principle	—	—	—	—	—

Net income	$32,119	$14,852	$15,074	$(29,926)	$32,119

Condensed Consolidating Statement of Cash Flows (unaudited)

	16 weeks ended October 7, 2006
	Parent			Consolidating	Consolidated
	Company	Guarantors	Non-Guarantors	Adjustments	Totals
CASH PROVIDED BY (APPLIED TO)
Cash flows from operating activities of continuing operations	$(7,028)	$14,696	$14,466	$—	$22,134
Cash flows from investing activities of continuing operations	—	(12,875)	(15,284)	—	(28,159)
Cash flows from financing activities of continuing operations	7,000	(762)	4	—	6,242

Increase (decrease) in cash and cash equivalents	(28)	1,058	(814)	—	216
Cash and cash equivalents, beginning of period	28	4,866	3,506	—	8,400

Cash and cash equivalents, end of period	$—	$5,924	$2,692	$—	$8,616

	16 weeks ended October 8, 2005
	Parent			Consolidating	Consolidated
	Company	Guarantors	Non-Guarantors	Adjustments	Totals
CASH PROVIDED BY (APPLIED TO)
Cash flows from operating activities of continuing operations	$20,783	$2,524	$22,541	$—	$45,848
Cash flows from investing activities of continuing operations	—	(6,416)	(23,426)	—	(29,842)
Cash flows from financing activities of continuing operations	(20,783)	(861)	(19)	—	(21,663)

Decrease in cash and cash equivalents	—	(4,753)	(904)	—	(5,657)
Cash and cash equivalents, beginning of period	—	8,729	3,261	—	11,990

Cash and cash equivalents, end of period	$—	$3,976	$2,357	$—	$6,333

Condensed Consolidating Statement of Cash Flows (unaudited)

	40 weeks ended October 7, 2006
	Parent			Consolidating	Consolidated
	Company	Guarantors	Non-Guarantors	Adjustments	Totals
CASH PROVIDED BY (APPLIED TO)
Cash flows from operating activities of continuing operations	$6,204	$20,499	$35,753	$—	$62,456
Cash flows from investing activities of continuing operations	—	(16,554)	(36,530)	—	(53,084)
Cash flows from financing activities of continuing operations	(6,202)	(2,009)	—	—	(8,211)

Increase (decrease) in cash and cash equivalents	2	1,936	(777)	—	1,161
Cash and cash equivalents, beginning of period	(2)	3,988	3,469	—	7,455

Cash and cash equivalents, end of period	$—	$5,924	$2,692	$—	$8,616

	40 weeks ended October 8, 2005
	Parent			Consolidating	Consolidated
	Company	Guarantors	Non-Guarantors	Adjustments	Totals
CASH PROVIDED BY (APPLIED TO)
Cash flows from operating activities of continuing operations	$70,317	$(3,266)	$49,738	$—	$116,789
Cash flows from operating activities of discontinued operations	—	661	(1,262)	—	(601)
Cash flows from investing activities of continuing operations	—	(3,547)	(49,192)	—	(52,739)
Cash flows from investing activities of discontinued operations	—	6,129	1,777	—	7,906
Cash flows from financing activities of continuing operations	(70,317)	(2,376)	(1,651)	—	(74,344)
Cash flows from financing activities of discontinued operations	—	(9)	(48)	—	(57)

Decrease in cash and cash equivalents	—	(2,408)	(638)	—	(3,046)
Cash and cash equivalents, beginning of period	—	6,385	2,994	—	9,379

Cash and cash equivalents, end of period	$—	$3,977	$2,356	$—	$6,333

NOTE 9. PROVISION FOR ASSET IMPAIRMENT
     In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of the asset may not be recoverable. SFAS No. 144 requires that long-lived assets to be held and used be recorded at the lower of carrying amount or fair value. Long-lived assets to be disposed of are to be recorded at the lower of carrying amount or fair value, less estimated costs to sell. Accordingly, the Company recorded a long-lived asset impairment of $588,000 for the 16 weeks ended October 7, 2006.
     As part of the Company’s ongoing assessment to ensure that each of the Company’s properties fit into the Company’s strategy, as at October 7, 2006 the Company had available for sale two funeral homes and one cemetery property business. These properties remain unsold as of October 7, 2006. The carrying amount of these locations was $818,000 which was less than estimated aggregate fair market value. The fair market values were determined by specific offers or bids, or estimates based on comparable recent sales transactions. For the 40 weeks ended October 7, 2006, these properties had revenues and costs of $752,000 and $1,212,000 (October 8, 2005—$741,000 and $386,000), respectively.
     The assets of $4,537,000 (December 31, 2005—$5,077,000) and liabilities of $3,719,000 (December 31, 2005—$3,734,000) of these locations have not been separately disclosed as to assets held for sale and liabilities associated with assets held for sale in the balance sheet.
     In addition, for the 40 weeks ended October 7, 2006, the Company disposed of 7 funeral home businesses which had not been reclassified to discontinued operations. Revenues and costs of these disposed of locations were $312,000 and $414,000 (October 8, 2005—$1,404,000 and $1,480,000) for the 40 weeks ended October 7, 2006, respectively.
     In addition to those funeral home and cemetery businesses held for sale or disposed of as identified above, the Company closed 9 funeral home locations during the 40 weeks ended October 7, 2006. The criteria for identifying a location to be closed includes among other items, synergies from transferring the ongoing business to an adjacent location and the valuation of the real estate assets compared to sale as a business.
     The asset impairment provisions include management estimates. As a result, actual results could differ significantly from these estimates.
NOTE 10. DISCONTINUED OPERATIONS OF ASSETS HELD FOR SALE
     Over the previous four fiscal years, the Company engaged in a strategic market rationalization assessment to dispose of cemetery and funeral operating locations that did not fit into the Company’s market or business strategies, as well as under-performing locations and excess cemetery land. The Company will on a smaller scale and over time, continue to assess the Company’s portfolio of funeral and cemetery locations to ensure they continue to fit in the Company’s strategy.
     As of January 1, 2005, the Company had 18 funeral, six cemetery and four combination locations which had not been sold within one year of being added to the disposal list. The Company completed the sale of all these locations during 2005, except for one cemetery which was reclassified back to continuing operations.

     The revenues and costs and impairment provisions for the locations identified as discontinued operations are presented in the following table:

	16 weeks	40 weeks
	ended	ended
	October 8, 2005	October 8, 2005
Revenue
Funeral	—	$1,853
Cemetery	—	598

	$—	$2,451

Gross margin
Funeral	$—	$(152)
Cemetery	—	(237)

	—	(389)
Provision for asset impairment	—	568
Other expense (income), net	—	455

Loss from discontinued operations, before tax	—	(1,412)
Income tax provision for discontinued operations	—	266

Loss from discontinued operations	$—	$(1,678)

Depreciation included in gross margin of discontinued operations	$—	$20

NOTE 11. INCOME PER SHARE
     The basic and diluted income per share computations for net income were as follows:

	16 weeks ended		40 weeks ended
	October 7,	October 8,	October 7,	October 8,
	2006	2005	2006	2005
Income (numerator):
Net income attributable to Common stockholders	$803	$6,905	$5,460	$32,119

Shares (denominator):
Basic weighted average number of shares of Common stock outstanding (thousands)	40,678	40,456	40,606	40,456
Effect of stock options assumed exercised (thousands)	2,111	1,595	1,969	1,265

Diluted weighted average number of shares of Common stock outstanding (thousands)	42,789	42,051	42,575	41,721

     For the 16 and 40 weeks ended October 7, 2006, 4,804,750 employee and director stock options were dilutive to earnings and are included in the computation of diluted earnings per share. Warrants to purchase 2,992,000 shares of Common stock were not included in the computation of diluted earnings per share, because they were anti-dilutive.

NOTE 12. EFFECT OF HURRICANE KATRINA
     The Company operated 30 funeral homes, four cemeteries and a limousine company in those areas of Louisiana and Mississippi that were affected by the hurricane on August 29, 2005. The Company experienced some damage at all of these locations. Of the 30 funeral homes, seven experienced significant damage, were not in operation at the end of the 2005 fiscal year and will not reopen. All four cemeteries are in operation. The New Orleans limousine company that had provided services both to the Company’s funeral operations and other third-parties experienced significant damage to its fleet of vehicles and did not resume operations.
     The Company is using its existing operating facilities to provide services to customers normally served by the Company’s closed locations.
Financial results
     The Company’s financial results include the results from operations for those locations affected by Hurricane Katrina as outlined in the following table:

	16 weeks ended		40 weeks ended
	October 7,	October 8,	October 7,	October 8,
	2006	2005	2006	2005
Funeral Homes
Revenue	$8,603	$7,301	$21,065	$21,656
Number of funeral services performed	1,478	1,570	4,168	4,649
Number of same-site funeral services performed	1,476	1,368	4,164	3,942
Costs and expenses	$4,704	$7,622	$13,617	$19,204
Gross margin	$3,899	$(321)	$7,448	$2,632
Pre-need funeral contracts written	$2,832	$3,174	$5,669	$8,956
Cemeteries
Revenue	$822	$787	$2,295	$2,211
Number of cemetery interments	230	233	653	760
Costs and expenses	$845	$900	$2,107	$2,228
Gross margin	$(23)	$(113)	$188	$(17)
Pre-need cemetery contracts written	$366	$356	$938	$1,047
Insurance coverage and long-term asset gain or loss
     The Company purchases insurance coverage for property damage, including damage from wind and flood, subject to separate limits, sub-limits and deductible amounts. The Company, along with its insurance providers, is substantially complete in assessing and estimating the extent of damages and have agreed upon insurance proceeds of $12.7 million. The Company has recorded in funeral costs and expenses, gains of $1.0 million in the 16 weeks ended October 7, 2006 and $1.0 million in the 12 weeks ended June 17, 2006 from the write-off of identified partially, and fully damaged or abandonded buildings and contents.
     The Company has initiated or completed much of the damage repairs. During the 16 weeks ended October 7, 2006, the Company recorded an additional expense of $0.6 million reflecting a higher deductible under its insurance policy and higher other expenses not reimbursed under the insurance policy.

     The Company has business interruption insurance that allows the recovery of operating costs and lost profits. During the 16 weeks ended October 7, 2006, the Company recorded as funeral revenue $1.6 million from settlement of the Hurricane Katrina business interruption insurance claim.
NOTE 13. PROPOSED MERGER AGREEMENT
     On April 3, 2006, Service Corporation International (“SCI”) and the Company announced that they have entered into a merger agreement. Pursuant to the agreement, each share of the Company will be converted into the right to receive $20.00 per share in cash. In addition, SCI will assume approximately $358 million of the Company’s debt. The Company’s stockholders voted on May 31, 2006 to approve this agreement.
     The transaction is in the final stages of regulatory approval and is expected to close before year end.
Tender Offer for Eight Year Senior Unsecured Notes
     On September 7, 2006, the Company commenced a cash tender offer to purchase any and all of its outstanding $200,000,000 aggregate principal amount of Eight Year Senior Unsecured Notes, pursuant to an Offer to Purchase and Consent Solicitation Statement dated September 7, 2006. Currently, 100% of the outstanding principal amount of the Eight Year Senior Unsecured Notes has been validly tendered and not withdrawn. The tender offer for the Eight Year Senior Unsecured Notes is set to expire in coordination with SCI’s acquisition of the Company. If any of the Eight Year Senior Unsecured Notes are withdrawn prior to the expiration of the tender offer, the Company has also received the requisite consents to adopt the proposed amendments to the indenture governing the Eight Year Senior Unsecured Notes to eliminate substantially all of the restrictive covenants contained in the indenture and the Eight Year Senior Unsecured Notes (other than, among other covenants, the covenants to pay interest on, and principal of, the Eight Year Senior Unsecured Notes when due) as well as certain events of default.